Exhibit 99.4

[LETTERHEAD OF JEFFERIES LLC]

October 29, 2015

The Board of Directors

Sirona Dental Systems, Inc.

30-30 47th Avenue, Suite 500

Long Island City, New York 11101

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 15, 2015, to the Board of Directors of Sirona Dental Systems, Inc. (“Sirona”) as Annex C to, and reference thereto under the headings “Summary — Opinion of Sirona’s Financial Advisor” and “The Merger — Opinion of Sirona’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Sirona and DENTSPLY International Inc. (“DENTSPLY”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of DENTSPLY (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC